U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

JAGO CHINA HOLDING LIMITED

(Exact name of registrant as specified in its charter)

Nevada	27-2171009
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Jiefang Road, Xinxing Commercial Plaza Room 4712-15 Shenzhen, Guangdong P.R. China	518000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-755-8246-3885

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class	Name of Exchange on which
to be so registered	each class is to be registered

Common Stock, $.001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

EXPLANATORY NOTE

The Company is filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This registration statement became effective on July 15, 2010.  As a result, the Company is subject to the requirements of Regulation 13A under the Exchange Act, which requires us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we are required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “Registrant,” the “Company,” “we,” “our” or “us” means Jago China Holding Limited.  Our principal place of business is located at Jiefang Road, Xinxing Commercial Plaza Room 4712-15, Shenzhen, Guangdong, P.R. China.  Our telephone number is +86-755-8246-3885.

The public may read and copy any materials we file with the U.S. Securities and Exchange Commission (the “SEC”) at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at its website address, which is http://www.sec.gov ..

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements, except as required by applicable law or regulation.

Item 1.	Business.

Business Development

Jago China Holding Limited (“we”, “us”, “our”, the “Company” or the “Registrant”) was incorporated in the State of Nevada on January 28, 2010.  Since inception, the Company has been engaged in organizational efforts and obtaining initial financing.  The Company was formed as a vehicle to pursue a business combination. The business purpose of the Company is to seek the acquisition of, or merger with, an existing company.   At the present time, the Company has not identified any business opportunity that it plans to pursue, nor has the Company reached any agreement or definitive understanding with any person concerning an acquisition. The Company has selected February 28 as its fiscal year end.

Business of Issuer

The Company, based on proposed business activities, is a “blank check” company.  The SEC defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly-held corporation. The Company’s principal business objective for the next twelve months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its search for a potential target company to any specific business, industry or geographical location and, thus, we may acquire a company engaged in virtually any kind of business.

The analysis of new business opportunities will be undertaken by or under the supervision of Ms. Yin Yin Shao, the sole officer and director of the Company.  Ms. Shao has no prior experience in analyzing business opportunities or conducting business combinations, and has no prior experience in selling “blank check” companies to private operating businesses.  As of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidates regarding business opportunities for the Company.  The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. We may seek a business opportunity with entities that have recently commenced operations, or that wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.  We may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.  In its efforts to analyze potential acquisition targets, the Company will consider, without limitation, the following kinds of factors:

a)	Potential for growth, indicated by new technology, anticipated market expansion or new products;

b)	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

c)	Strength and diversity of management, either in place or scheduled for recruitment;

d)
Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

e)	The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

f)	The extent to which the business opportunity can be advanced;

g)	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

h)	Other factors that management deems relevant.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company’s limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.  In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations. In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential targets as possible given the lack of information which may be available regarding private companies, our limited personnel and financial resources and the inexperience of our management with respect to such activities. We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage. Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Management’s decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors or other associated with the target business seeking our participation.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the indemnification and evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.

Additionally, the Company is in a highly competitive market for a small number of business opportunities, which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

Management anticipates that we may be able to participate in only one potential business venture because we have nominal assets and limited financial resources.  This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

Form of Acquisition

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of its Common Stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

Our existing sole stockholder, and any other stockholders of the Company at the time we consummate an acquisition transaction, will likely not have control of a majority of the voting securities of the Company following an acquisition transaction.  As part of such a transaction, the Company’s sole director may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by our existing sole stockholder, or any other stockholders of the Company at the time we consummate such transaction.  In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of our sole stockholder, or the holders of a majority of our outstanding equity securities if we have more than one stockholder at the time of such transaction.  The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders.  Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others.  If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable.  Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

We presently have no employees apart from our management.  Ms. Yin Yin Shao, our sole officer and director, anticipates that she will devote to our business, on average, less than two hours per week, until the acquisition of a successful business opportunity has been identified.  We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Item 1A.	Risk Factors.

An investment in the Company is highly speculative in nature and involves a high degree of risk.

Risks Related to our Business

There may be conflicts of interest between our management and the non-management stockholders of the Company.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of the stockholders of the Company.  A conflict of interest may arise between our management’s personal financial interest and its fiduciary duty to our stockholders.  In addition, Yin Yin Shao, our sole officer and director, is or may become involved with other blank check companies and in the pursuit of business combinations, conflicts with such other blank check companies with which they are, and may in the future become, affiliated may arise.  If we and other blank check companies that our management is or becomes affiliated with desire to take advantage of the same opportunity, then those members of management that are affiliated with both companies would abstain from voting upon the opportunity.  In the event of identical directors, those identical or overlapping directors would abstain from voting upon the opportunity.  In the event of identical or overlapping officers and directors, the officers and directors will arbitrarily determine the Company that will be entitled to proceed with the proposed transaction.

Our business is difficult to evaluate because we have only a limited operating history.

We have a limited operating history and no revenues or earnings from operations since inception, and there is a risk that we will be unable to continue as a going concern and consummate a business combination.  We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a merger or other business combination with a private company.  This may result in our incurring a net operating loss that will increase unless we consummate a business combination with a profitable business. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination, or that any such business will be profitable at the time of its acquisition by us or ever.

Our auditors have raised substantial doubt about our ability to continue as a going concern because we do not currently have sufficient working capital necessary to pursue our intended business.

For the period from the date of our inception January 28, 2010 through May 31, 2010, we had an operating loss of $26,531, and we only have cash on hand of approximately $500 as of the date of this filing.  We do not anticipate any predictable cash flow in the near future or prior to the time we find a suitable target for an acquisition transaction.  Because we do not have sufficient working capital necessary to pursue our business objectives, our auditors have expressed their opinion that there is substantial doubt about our ability to continue as a going concern if we do not generate profits, or raise sufficient capital soon.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to find a suitable acquisition candidate. We cannot guarantee that we will be successful in finding an acquisition candidate, in generating revenues and profit or in raising additional capital in the future.  Failure to generate revenues and profit, or to raise additional capital could cause us to suspend or cease operations.  If this happens, our stockholders could lose all or part of their investment.

We face a number of risks associated with potential acquisitions, including the possibility that we may incur substantial debt which could adversely affect our financial condition.

We intend to use reasonable efforts to complete a business combination with an operating business. Such a combination will be accompanied by risks commonly encountered in acquisitions, including, but not limited to, difficulties in integrating the operations, technologies, products and personnel of the acquired companies and insufficient revenues to offset increased expenses associated with acquisitions.  Failure to manage and successfully integrate acquisitions we make could harm our business, our strategy and our operating results in a material way. Additionally, completing a business combination is likely to increase our expenses and it is possible that we may incur substantial debt in order to complete a business combination, which can adversely affect our financial condition. Incurring a substantial amount of debt may require us to use a significant portion of our cash flow to pay principal and interest on the debt, which will reduce the amount available to fund working capital, capital expenditures, and other general purposes.  Our indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management.

The Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

There are relatively low barriers to becoming a blank check company or shell company, thereby increasing the competitive market for a small number of business opportunities.

There are relatively low barriers to becoming a blank check company or shell company.  A newly-incorporated company with a single stockholder and sole officer and director may become a blank check company or shell company by voluntarily subjecting itself to the SEC reporting requirements by filing and seeking effectiveness of a Form 10 Registration Statement, thereby registering its common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 with the SEC.  Assuming no comments to the Form 10 have been received from the SEC, the registration statement is automatically deemed effective 60 days after filing the Form 10 with the SEC.  The relative ease and low cost with which a company can become a blank check or shell company can increase the already highly-competitive market for a limited number of businesses that will consummate a successful business combination.

Future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

The nature of our operations is highly speculative, and there is a consequent risk of loss of an investment in the Company. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot provide any assurance that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting very limited time, and typically less than two hours per week, to the Company’s affairs.  Our sole officer has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

There can be no assurance that the Company will successfully consummate a business combination.

We can give no assurances that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms.

The Company has not identified a specific potential acquisition target and there are no existing agreements for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations. We have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure that we will properly ascertain or assess all significant risk factors.

Reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly.

The Company has no business that produces revenues.  However, the rules and regulations pursuant to the Exchange Act require a public company to provide periodic reports that will require that the Company engage legal, accounting and auditing services.  The engagement of such services can be costly and the Company is likely to incur losses which may adversely affect the Company’s ability to continue as a going concern.  Additionally, the Sarbanes-Oxley Act of 2002 require the Company to establish and maintain adequate internal controls and procedures over financial reporting.  The costs of complying with the Sarbanes-Oxley Act of 2002 and the limited time that management will devote to the Company may make it difficult for the Company to establish and maintain adequate internal controls over financial reporting.  In the event the Company fails to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or prevent fraud, which may harm our financial condition and result in loss of investor confidence and a decline in our share price.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

Federal restrictions on blank check or shell companies, such as our company, may further limit our acquisition opportunities.

Recent amendments to SEC Form 8-K by the SEC regarding shell companies and transactions with shell companies require the filing of the Form 10 Information about an acquired company that would have been required to have been filed had any such company filed a Form 10 Registration Statement with the SEC, along with required audited, interim and pro forma financial statements, within four business days of the closing of any such transaction. These new regulations also deny the use of SEC Form S-8 for the registration of securities of a shell company, and limit the use of SEC Form S-8 to a reorganized shell company until the expiration of 60 days from when any such shell company is no longer considered to be a shell company.  This prohibition could further restrict opportunities for us to acquire companies that may already have stock option plans in place that cover numerous employees.  In such instances, there may be no exemption from registration under the Securities Act for the issuance of securities in any business combination to these employees, thereby necessitating the filing of a registration statement with the SEC to complete any such business combination, and incurring the time and expense normally avoided by reverse reorganizations or mergers.

Further, recent amendments to Rule 144 of the Securities Act adopted by the SEC and effective on February 15, 2008, codify the SEC’s prior position limiting the resale of certain securities of shell companies, including those issued by shell companies in any acquisition or business combination, and further limit the resale of additional securities of shell companies. Our stockholders may now rely on the exemption from registration provided by Rule 144 of the Securities Act, subject to certain restrictions, starting one year after (i) the completion of a business combination with a private company in a reverse merger or reverse takeover transaction after which the Company would cease to be a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and (ii) the disclosure of certain information on a Current Report on Form 8-K within four business days thereafter and only if the Company has been current in all of its periodic SEC filings for the 12 months preceding the contemplated sale of stock.  These rules may further restrict the availability of opportunities for us to acquire any business or enterprise that may desire to utilize us as a means of going public.

If we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with SEC Rule 419 and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14 of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered.  If no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder.  All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions.  This is only a brief summary of Rule 419.  We do not anticipate making any public offerings of our securities that would come within the context of an offering described in Rule 419.

All of these laws, rules and regulations could severely restrict us from completing an acquisition of any business combination for the following reasons, among others:

•	The time and expense in complying with any of the foregoing rules and regulations could be prohibitive and eliminate the reasons for a reverse reorganization or merger.

•
Management or others who own or are to receive shares that may be subject to the new resale limitations of Rule 144 may demand registration rights for these shares, and the acquisition or business combination candidate may refuse to grant them by reason of the time, cost and expense involved; or because the filing of any such registration statement may be integrated with planned financing options of the acquisition or business combination candidate that could prohibit or interfere with such options or such registration statement.

•
Demands for cash in lieu of securities could be too high a cost of dilution to the acquisition or business combination candidate, especially when taking into account the dilution that results from the shareholdings that are retained by our stockholders.

•
These costs and expenses, if agreed upon, would no doubt further dilute our stockholders, as any acquisition or business combination candidate may not be willing to leave as many shares with our stockholders in any such transaction, had these issues not been present.

•
Finders and parties who may introduce acquisition or business combination candidates to us may be unwilling to introduce any such candidates if shares to be issued to them are not registered for resale with the SEC, which would restrict our ability to attract potential candidates.

•
The rules and regulations will limit resales of securities issued in acquisitions or business combinations by providing a 12-month holding period from the filing of the Form 10 information required to be filed with the SEC within four days of the closing of any such transaction, thereby denying acquired companies’ stockholders the six-month holding period that they would otherwise be subject to if their company went public by means other than the use of a shell company.

The Company may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

 Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

If we effect a business combination with a company located outside the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implantation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is like that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

The Company has not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to the Company. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Because we may seek to complete a business combination through a “reverse merger,” following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since it is likely that we will assist a privately-held business to become public through a “reverse merger.”  A reverse merger can be generally described as a business combination that results in the privately-held target company’s stockholders owning at least a majority of the outstanding voting stock of the combined company and controlling the power to elect the board of directors. Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

We cannot assure you that following a business combination with an operating business, the Common Stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of the Common Stock on NASDAQ or the NYSE. However, we cannot assure that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would likely be subject to Section 15(g) of the Exchange Act and the rules promulgated thereunder that impose various practice requirements on broker-dealers who sell securities governed by those rules to persons other than established customers and accredited investors. In such cases, broker-dealers must make a special suitability determination and receive from prospective investors a written agreement prior to making a sale to such prospective investors. Consequently, such rules may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

We have borrowed, and may continue to borrow, funds from an affiliate of Yin Yin Shao, the sole office and director of the Company, to enable the Company to pay its operating expenses, which may give rise to conflicts of interest that adversely affect the interests of the Company’s stockholders.

All of the expenses incurred by the Company to date were paid by Allglad Limited, an entity with no business operations that is owned and controlled by Ms. Yin Yin Shao, the Company’s sole officer and director.  At June 30, 2010, the Company had issued to Allglad Limited promissory notes in the aggregate principal amount of $32,000 to evidence the indebtedness owed by the Company to Allglad Limited for paying such expenses.  Because Mr. Shao owns and controls Allglad Limited and is the Company’s sole officer and director, a conflict of interest may arise in any dealings or transactions between Allglad Limited and the Company, and management of the Company may have an incentive to act adversely to the interests of the stockholders of the Company when negotiating or dealing on behalf of the Company with Allglad Limited.

Risks Related to our Stockholders and Shares of our Common Stock

Our stockholders may have a minority interest in the Company following a business combination, which would affect the ability of those stockholders to elect the members of the board of director or to control the Company.

If we enter into a business combination with a company with a value in excess of the value of our Company, and issue shares of our common stock to the stockholders of such company as consideration for merging with us, our stockholders will likely own less than 50% of the Company after the business combination.  The stockholders of the acquired company would therefore be able to control the election of our board of directors and control our Company.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Shares of our common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock.  Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files and obtains effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”).

Therefore, outstanding shares of common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.  Shares of common stock cannot be sold under the exemption from registration provided by Section 4(1) of the Securities Act in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, dated January 21, 2000 (the “Wulff Letter”).  The Wulff Letter provides that certain private transfers of the shares of common stock issued by a blank check company may be prohibited without registration under federal securities laws.  Further, stockholders may rely on the exemption from registration provided by Rule 144 of the Securities Act (“Rule 144”), subject to certain restrictions, starting one year after (i) the completion of a business combination with a private company in a reverse merger or reverse takeover transaction after which the Company would cease to be a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and (ii) the disclosure of certain information on a Current Report on Form 8-K within four business days thereafter and only if the Company has been current in all of its periodic SEC filings for the 12 months preceding the contemplated sale of stock.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

It is likely that our common stock will be considered “penny stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock may be deemed to be “penny stock” as that term is defined under the Exchange Act.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market.  Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. A broker/dealer must receive a written agreement to the transaction from the investor setting forth the identity and quantity of the penny stock to be purchased.  These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

There are issues impacting liquidity of our securities with respect to the SEC’s review of a future resale registration statement.

Since our shares of common stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of common stock.  We cannot control this future registration process in all respects as some matters are outside our control.  Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of shares of common stock.

In addition, the SEC has disclosed that it has developed internal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a Registration Statement on Form S-3 to register its securities if the issuer’s securities are listed on the Over-the-Counter Bulletin Board or on the Pink Sheets. The SEC has taken the position that  these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a  direct or “primary” public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer.

It appears that the SEC in most cases will permit a registration for resale of up to one third of the total number of shares of common stock then currently owned by persons who are not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances.  SEC staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors.  Since, following a reverse merger or business combination, we may have few or no tradable shares of common stock, it is unclear as to how many, if any, shares of common stock the SEC will permit us to register for resale, but SEC staff members have at times indicated a willingness to consider a higher percentage in connection with registrations following reverse mergers with shell companies such as the Company.  The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or “cut back” the number of shares of common stock to be registered in such registration statement.   The result of the foregoing is that a stockholder’s liquidity in our common stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

We are controlled by our sole stockholder, and such stockholder has the ability to influence or control management and our board of directors, and effectively has complete control over the Company’s affairs.

Our sole stockholder, Ms. Juan Tao, currently beneficially owns and votes 100% of all the issued and outstanding shares of the common stock of the Company.  Consequently, Ms. Juan Tao has the ability to influence or control the operations of the Company and will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•	Election of our board of directors;

•	Removal of directors;

•	Amendment to the Company’s articles of incorporation or bylaws; and

•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Our sole stockholder has complete control over our affairs. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the common stock.

We have never paid dividends on our common stock.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future.  We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

The Company expects to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our articles of incorporation authorizes the issuance of a maximum of 10,000,000 shares of common stock and a maximum of 10,000,000 shares of preferred stock, par value $0.001 per share.  Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders.  Our board of directors has the power to issue any or all of such authorized but unissued shares without stockholder approval.  To the extent that additional shares of common stock or Preferred Stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Our board of directors may cause the Company to issue preferred stock that could adversely affect the voting power and other rights of the Company’s other stockholders, or prevent a change of control of the Company.

Our articles of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors.  Accordingly, our board of directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of our common stock.  In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.  Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Item 2.	Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly-held corporation. Our principal business objective for the next twelve months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow.  During the next twelve months, we anticipate incurring costs related to:

(i)	Preparing audited annual, and unaudited quarterly, financial statements,
(ii)	filing Exchange Act reports, and
(iii)	investigating, analyzing and consummating an acquisition.

We believe we will be able to meet these costs through use of additional amounts to be loaned by or invested in us by our stockholder, management or other investors.  However, we do not have any agreement, written or verbal, to obtain any such loans or investments, and there can be no assurance that we will be able to obtain such loans or investments when required or on terms acceptable to our board of directors.  We also have no plans or arrangements to offer our debt or equity securities to investors.  As a result, our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  Our ability to continue as a going concern is also dependent on our ability to find a suitable target company and enter into a possible reverse merger with such company.  Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances, however there is no assurance of additional funding being available.

The Company is in the development stage and has negative working capital, negative stockholders’ equity and has not earned any revenues from operations to date. These conditions raise substantial doubt about our ability to continue as a going concern. The Company is currently devoting its efforts to locating merger candidates.  The Company’s ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our management has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly-traded corporation. Such perceived benefits of becoming a publicly-traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3.	Properties.

The Company neither rents nor owns any properties.  The Company utilizes the office space and equipment of Surplus Elegant Investment Limited, a consulting firm of which Ms. Yin Yin Shao, our sole officer and director, is the owner and a director, at no cost to the Company.  Management estimates the value of such usage to be nominal.  The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of the date of this registration statement, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of common stock of the Company.

	Amount and Nature of	Percentage
Name and Address	Beneficial Ownership	of Class

Juan Tao	499,000	100%
1A Muk Min Tau Tsui Hang Tsuen STK NT Hong Kong

Yin Yin Shao	0	N/A
Jiefang Road, Xinxing Commercial Plaza Room 4712-15 Shenzhen, Guangdong P.R. China

All Officers and	0	N/A
Directors as a group
(1 individual)

Item 5.	Directors and Executive Officers.

(a)           Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning each of them is as follows:

Name	Age	Position
Ms. Yin Yin Shao	46	Sole Director, President, Treasurer and Secretary

Ms. Yin Yin Shao, the Company’s sole officer and director, has for more than the last five years not had any outside employment.  However, since December 2007, Ms. Shao has been the owner and a director of Surplus Elegant Investment Limited, a company organized in the British Virgin Islands that provides consulting services to privately-owned companies based in the People’s Republic of China that seek to raise equity capital in the public markets outside of China.

Ms. Shao has no prior experience serving as an officer or director of a blank check company and only limited prior business experience in any other industry or field.  Ms. Shao’s qualifications to serve as a director of the Company are limited primarily to her experience serving as a director of Surplus Elegant Investment Limited.  In carrying out her duties as an officer and director of the Company, Ms. Shao expects to consult with, and to seek guidance from, other individuals who she believes have greater business experience or professional competence than she has, including Mr. Fengfu Jin and Ms. Huiling Shi, each of whom is an investor in China-based companies that are publicly-traded in the United States, and the management and consultants employed by Surplus Elegant Investment Limited.

The term of office of our director expires at our annual meeting of stockholders or until her successor is duly elected and qualified.  Our Director is not compensated for serving as such. Our officer serves at the discretion of the Board of Directors.

(b)           Significant Employees.

None.

(c)           Family Relationships.

None.

(d)           Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Registrant during the past ten years.

Item 6.	Executive Compensation.

The Company’s sole officer and director has not received any cash remuneration or compensation since inception. She will not receive any remuneration until the consummation of an acquisition. No remuneration of any nature has been paid for on account of services rendered by a director in such capacity.  Our sole officer and director intends to devote very limited time to our affairs.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

The Company does not have a standing compensation committee or a committee performing similar functions, since our board of directors has determined not to compensate the sole officer and director until such time that the Company completes a reverse merger or business combination.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

On February 22, 2010, the Company issued a promissory note to Allglad Limited, a company with no current business operations that is under common control with the Company, in the principal amount of $12,000 in consideration of a loan made by Allglad Limited to the Company to pay for start up and operating expenses.  The promissory note is non-interest bearing and is due on or before the earlier of (i) February 21, 2014 or (ii) the date that the Company consummates a business combination with a private company in a reverse merger or reverse takeover transaction or other transaction after which the Company would cease to be a shell company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended).  Ms. Yin Yin Shao, is the sole director and owner of Allglad Limited.

On March 31, 2010, the Company issued another promissory note to Allglad Limited in the principal amount of $20,000 in consideration of a loan made by Allglad Limited to the Company to pay for operating expenses.  The promissory note is non-interest bearing and is due on or before the earlier of (i) March 30, 2015 or (ii) the date that the Company consummates a business combination with a private company in a reverse merger or reverse takeover transaction or other transaction after which the Company would cease to be a shell company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended).

The Company will also reimburse its officers and directors for any out of pocket expenses incurred for providing services on the Company’s behalf.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Item 8.	Legal Proceedings.

There are presently no material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

(a)	Market Information.

The common stock is not trading on any stock exchange nor is it reported by any quotation bureau. The Company is not aware of any market activity in its common stock since its inception through the date of this filing.

(b)	Holders.

As of the date of this registration statement, there was one record holder of an aggregate of 499,000 shares of our issued and outstanding common stock.

(c)	Dividends.

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

(d)	Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10.  Recent Sales of  Unregistered Securities.

On February 22, 2010, the Company issued a promissory note to Allglad Limited, its related party, in the principal amount of $12,000 in consideration of a loan made by Allglad Limited to the Company to pay for start up and operating expenses.  The promissory note is non-interest bearing and is due on or before the earlier of (i) February 21, 2014 or (ii) the date that the Company consummates a business combination with a private company in a reverse merger or reverse takeover transaction or other transaction after which the Company would cease to be a shell company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended).  The note was issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act on the basis that the offer and sale did not involve a public offering.

On March 31, 2010, the Company issued a promissory note to Allglad Limited in the principal amount of $20,000 in consideration of a loan made by Allglad Limited to the Company to pay for operating expenses.  The promissory note is non-interest bearing and is due on or before the earlier of (i) March 30, 2015 or (ii) the date that the Company consummates a business combination with a private company in a reverse merger or reverse takeover transaction or other transaction after which the Company would cease to be a shell company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended).  The note was issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act on the basis that the offer and sale did not involve a public offering.

On April 5, 2010, the Company issued 499,000 shares of common stock to Ms. Juan Tao for a purchase price of $499.  The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act on the basis that the offer and sale did not involve a public offering and was limited to accredited investors.

Item 11.  Description of Registrant’s Securities to be Registered.

(a)	Capital Stock.

The Company is authorized by its articles of incorporation to issue an aggregate of 20,000,000 shares of capital stock, of which 10,000,000 are shares of common stock, $.001 per value per share, and 10,000,000 are shares of Preferred Stock.  As of the date of this registration statement, 499,000 shares of common stock and no shares of preferred stock were issued and outstanding.

Common Stock

All outstanding shares of our common stock are of the same class and have equal rights and attributes. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the board of directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our articles of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors.  Accordingly, our board of directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock.  In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.  Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that the Company will not do so in the future.

While the Company is authorized to issue shares of its preferred stock, the preferred stock has not been registered under the Exchange Act by this Registration Statement on Form 10, and is not a class of stock of the Company registered under the Exchange Act.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s articles of incorporation and by-laws, copies of which have been filed as exhibits to this Registration Statement on Form 10.

(b)	Debt Securities.

None.

(c)	Warrants and Rights.

None

(d)	Other Securities to Be Registered.

None.

(e)	Anti-Takeover Provisions

Pursuant to our articles of incorporation and bylaws:

•	our board of directors will be expressly authorized to make, alter or repeal our bylaws;

•	as mentioned about, our board of directors will be authorized to issue preferred stock without stockholder approval; and

•
we will indemnify officers and directors against losses that may incur in connection with investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control.

Item 12.  Indemnification of Directors and Officers.

Under Sections 78.7502 and 78.751 of the Nevada Revised Statutes, the Company has broad powers to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such.  The Company’s articles of incorporation implement the indemnification and insurance provisions permitted by Chapter 78 of the Nevada Revised Statutes by providing that:

•
The Company shall indemnify all its directors and officers to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes or any other law then in effect or as it may hereafter be amended.  The Company shall indemnify each of its present and future directors and officers who become a party or is threatened to be made a party to any suit or proceeding, against expenses, including, but not limited to, attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

•
The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the foregoing actions, if such person undertakes to repay said expenses if it is ultimately determined by a court that he is not entitled to be indemnified by the Company, meaning, a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The Nevada Revised Statutes permits a corporation to provide in its articles of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful distributions to stockholders in violation of Section 78.300 of the Nevada Revised Statutes; or
•	any transaction from which the director derived an improper personal benefit.

The Company’s articles of incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 13.  Financial Statements and Supplementary Data.

We set forth below a list of our audited and unaudited financial statements included in this Registration Statement on Form 10.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15.  Financial Statements and Exhibits.

(a)           Financial Statements.

The Financial Statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following page F-1.

(b)           Exhibits.

Exhibit
Number	Description

3.1	Articles of Incorporation*
3.2	By-Laws*
10.1	Promissory Note dated February 21, 2010*
10.2	Subscription Agreement*
10.3	Promissory Note dated March 31, 2010

*  Previously filed.

JAGO CHINA HOLDING LIMITED
 (A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Jago China Holding Limited.
Shenzhen, Guangdong P.R. China

We have audited the accompanying balance sheet of Jago China Holding Limited., (“the Company”), a development stage company, as of February 28, 2010 and the related statements of operations, stockholders’ deficiency, and cash flows for the period from January 28, 2010 (inception) through February 28, 2010.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board of the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 28, 2010 and the results of its operations and its cash flows for the period from January 28, 2010 (inception) through February 28, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3, the Company has incurred losses from operations since its inception, has a working capital deficiency and has not established any source of revenue to offset its operating costs.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Bernstein & Pinchuk LLP

New York, NY
April 15, 2010

JAGO CHINA HOLDING LIMITED
(A DEVELOPMENT STAGE COMPANY)

Balance Sheet
February 28, 2010

Assets
Current assets:
-
Prepaid expenses	$6,076

Total current assets	6,076

$6,076

Liabilities and Stockholders’ Deficiency
Current liabilities:
Accounts payable and accrued expenses	$515

Total current liabilities	515

Promissory note due to related party	12,000

Stockholders’ deficiency:
Preferred stock, $0.001 par value, 10,000,000 shares authorized;	$-
no shares issued and outstanding at February 28, 2010
Common stock, $0.001 par value, 10,000,000 shares authorized;
no shares issued and outstanding at February 28, 2010	-

Deficit accumulated during development stage	(6,439)

Total stockholders’ deficiency	(6,439)

$6,076

JAGO CHINA HOLDING LIMITED
(A DEVELOPMENT STAGE COMPANY)

Statement of Operations

For the period from
January 28, 2010
(inception) through
February 28, 2010

Revenue	$-

Operating expenses
General and administrative expenses	6,439
Loss before income tax expense	6,439
Income tax expense	-

Net loss	$(6,439)

JAGO CHINA HOLDING LIMITED
(A DEVELOPMENT STAGE COMPANY)

Statement of Stockholders’ Deficiency
For the period from January 28, 2010 (inception) through February 28, 2010

						Deficit
						Accumulated
					Additional	During	Total
	Preferred Stock		Common Stock		Paid in	Development	Stockholders’
	Shares	Value	Shares	Value	Capital	Stage	Deficiency
Balance at the date of inception
on January 28, 2010	-	$-	-	$-	$-	$-	$-

Net loss	-	-	-	-	-	(6,439)	(6,439)

Balance at February 28, 2010	-	$-	-	$-	$-	$(6,439)	$(6,439)

JAGO CHINA HOLDING LIMITED
(A DEVELOPMENT STAGE COMPANY)

Statement of Cash Flows

For the period from
January 28, 2010
(inception) through
February 28, 2010

Cash flows from operating activities:
Net loss	$(6,439)
Adjustment to reconcile net loss to net cash
used in operating activities:
Changes in operating assets and liabilities:
Prepaid	(6,076)
Accounts payable and accrued expenses	515

Net cash used in operating activities	(12,000)

Cash flows from financing activities:
Proceeds from promissory notes	12,000

Net cash provided by financing activities	12,000

Increase in cash and cash equivalents	-

Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of period	$-

JAGO CHINA HOLDING LIMITED
(A DEVELOPMENT STAGE COMPANY)
Notes to Financial Statements

Note 1 - Organization and nature of Business

Jago China Holding Ltd. (the “Company”) was incorporated in the state of Nevada on January 28, 2010, with an authorized capital of 10,000,000 shares of common stock, par value of $0.001 per share, and 10,000,000 preferred stock, par value of $0.001, for the purpose of seeking investment opportunities.  The Company has selected February 28 as its fiscal year end.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America.

Development Stage Company

The Company is currently a development stage enterprise reporting under the provisions of Accounting Standards Codification (“ASC”) 915. Those standards require the Company to disclose its activities since the date of inception.

Cash And Cash Equivalents

In accordance with ASC 230, “Statement of Cash Flows”, the Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents.

Earnings Per Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. Diluted weighted average number of shares outstanding is the basis weighted average number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. The Company has not issued any stock, options, warrants or similar securities since inception.

Deferred Income Taxes

The Company accounts for income taxes in accordance with ASC 740 which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  In Addition, ASC 740 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

Fair Value Of Financial Instruments

The carrying amounts of financial instruments, including cash, and accounts payable and accrued expenses, approximate fair value due to the short term nature of these items.

Use Of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

The Company follows the accrual method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At February 28, 2010 a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Recent Accounting Pronouncements

ASC 105, “Generally Accepted Accounting Principles” (ASC 105) (formerly Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles is a replacement of FASB Statement No. 162)” reorganized by topic existing accounting and reporting guidance issued by the Financial Accounting Standards Board (“FASB”) into a single source of authoritative generally accepted accounting principles (“GAAP”) to be applied by nongovernmental entities. All guidance contained in the Accounting Standards Codification (“ASC”) carries an equal level of authority. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Accordingly, all other accounting literature will be deemed “non-authoritative”. ASC 105 is effective on a prospective basis for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has implemented the guidance included in ASC 105 as of July 1, 2009. The implementation of this guidance changed the Company’s references to GAAP authoritative guidance but did not impact the Company’s financial position or results of operations.

In September 2009, the FASB issued ASC Update No. 2009-12, “Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent)”  (ASC Update No. 2009-12). This update sets forth guidance on using the net asset value per share provided by an investee to estimate the fair value of an alternative investment. The amendments in this update are effective for interim and annual periods ending after December 15, 2009 with early application permitted. The Company does not expect that the implementation of ASC Update No. 2009-12 will have a material effect on its financial position or results of operations.

ASC Topic 810, “Consolidation” was amended in June 2009, by Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) (“Statement No. 167”). Statement No. 167 amends FASB Interpretation No. 46R, Consolidation of Variable Interest Entities an interpretation of ARB No. 51 (“FIN 46R”) to require an analysis to determine whether a company has a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has a) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and b) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. The statement requires an ongoing assessment of whether a company is the primary beneficiary of a variable interest entity when the holders of the entity, as a group, lose power, through voting or similar rights, to direct the actions that most significantly affect the entity’s economic performance. This statement also enhances disclosures about a company’s involvement in variable interest entities. Statement No. 167 is effective as of the beginning of the first annual reporting period that begins after November 15, 2009.  The Company does not expect the adoption of Statement No. 167 to have a material impact on its financial position or results of operations.

Note 3 – Going Concern

The Company’s financial statements have been prepared on a going concern basis that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not established any source of revenue to cover its operating costs. The Company has incurred losses since inception resulting in an accumulated deficit during the development stage of $6,439 as of February 28, 2010. If the Company is unable to obtain revenue producing contracts or financing, or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 4 – Income Taxes

There is no provision for income taxes for the period ended February 28, 2010 as the Company is a development stage enterprise and has incurred losses. At February 28, 2010 the Company had a net operating loss carryover of $6,439 available to reduce future taxable income and due to uncertainties, about the future realization of this benefit provided a valuation allowance equal to the possible future benefit of $1,000.

Note 5 – Promissory Note Due to Related Party

All the expenses incurred to date were paid by a related party ALLGLAD LIMITED, for which the Company made an unconditionally and irrevocably promissory note in the amount of $12,000. The promissory note is non-interest bearing and due on or before the earlier of (i) February 21, 2014 or (ii) the date that the Maker (or a wholly owned subsidiary of the Maker) consummates a business combination with an operating company in a reverse merger or reverse takeover transaction or other transaction after which the Maker would cease to be a shell company.

Note 6 – Subsequent Event

The Company has evaluated subsequent events through the date of this report on Form 10 for the period ended February 28, 2010, and has disclosed such items in this note as follows; On April 5, 2010, the Company issued 499,000 shares to Ms. Juan Tao at par value for $499.

JAGO CHINA HOLDING LIMITED
(A DEVELOPMENT STAGE COMPANY)

Balance Sheets

	May 31, 2010	February 28, 2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$499	$-
Prepaid expenses	6,469	6,076

Total current assets	6,968	6,076

	$6,968	$6,076

Liabilities and Stockholders’ Deficiency
Current liabilities:
Accounts payable and accrued expenses	$1,000	$515

Total current liabilities	1,000	515

Promissory note due to related party	32,000	12,000

	33,000	12,515

Stockholders’ deficiency:
Preferred stock, $0.001 par value, 10,000,000 shares authorized;
no shares issued and outstanding at May 31, 2010	-	-
Common stock, $0.001 par value, 10,000,000 shares authorized;
499,000 shares issued and outstanding at May 31, 2010 and no shares issued and outstanding at February 28, 2010	499	-

Deficit accumulated during development stage	(26,531)	(6,439)

Total stockholders’ deficiency	(26,032)	(6,439)

	$6,968	$6,076

See notes to unaudited financial statements.

JAGO CHINA HOLDING LIMITED
(A DEVELOPMENT STAGE COMPANY)

Statement of Operations
(Unaudited)

		For the period from
		January 28, 2010
	Three months ended	(inception) through
	May 31, 2010	May 31, 2010

Revenue	$-	$-

Operating expenses
General and administrative expenses	20,092	26,531
Loss before income tax expense	20,092	26,531

Income tax expense	-	-

Net loss	$(20,092)	$(26,531)
Basic and diluted net loss per share	$(.07)
Weighted average numberof shares	303,739

See notes to unaudited financial statements.

JAGO CHINA HOLDING LIMITED
(A DEVELOPMENT STAGE COMPANY)

Statement of Cash Flows
(Unaudited)

	For the three	For the period from
	months	January 28, 2010
	ended	(inception) through
	May 31, 2010	May 31, 2010

Cash flows from operating activities:
Net loss	$(20,092)	$(26,531)
Adjustment to reconcile net loss to net cash
used in operating activities:
Changes in operating assets and liabilities:
Prepaid	(393)	(6,469)
Accounts payable and accrued expenses	485	1,000

Net cash used in operating activities	(20,000)	(32,000)

Cash flows from financing activities:
Proceeds from sale of common stocks	499	499
Proceeds from promissory notes	20,000	32,000

Net cash provided by financing activities	20,499	32,499

Increase in cash and cash equivalents	499	499

Cash and cash equivalents at beginning of period	-	-

Cash and cash equivalents at end of period	$499	$499

See notes to unaudited financial statements.

JAGO CHINA HOLDING LIMITED
(A DEVELOPMENT STAGE COMPANY)
Statement of Stockholders’ Deficiency
For the period from January 28, 2010 (inception) through May 31, 2010

						Deficit
						Accumulated
	Preferred Common				Additional	During	Total
	Stock		Common Stock		Paid in	Development	Stockholders’
	Shares	Value	Shares	Value	Capital	Stage	Deficiency
Balance at the date of inception on January 28, 2010	-	$-	-	$-	$-	$-	$-

Net loss	-	-	-	-	-	(6,439)	(6,439)

Balance at February 28, 2010	-	-	-	-	-	(6,439)	(6,439)

April 5, 2010 shares issued	-	-	499,000	499	-	-	499

Net loss	-	-	-	-	-	(20,092)	(20,092)

Balance at May 31, 2010 (Unaudited)	-	$-	499,000	$499	$-	$(26,531)	$(26,032)

See notes to unaudited financial statements.

JAGO CHINA HOLDING LIMITED
(A DEVELOPMENT STAGE COMPANY)
Notes to Unaudited Financial Statements

Note 1 - Organization and nature of Business

Jago China Holding Ltd. (the “Company”) was incorporated in the state of Nevada on January 28, 2010, with an authorized capital of 10,000,000 shares of common stock, par value of $0.001 per share, and 10,000,000 preferred stock, par value of $0.001, for the purpose of seeking investment opportunities. The Company has selected February 28 as its fiscal year end.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America.

Development Stage Company

The Company is currently a development stage enterprise reporting under the provisions of Accounting Standards Codification (“ASC”) 915. Those standards require the Company to disclose its activities since the date of inception.

Cash And Cash Equivalents

In accordance with ASC 230, “Statement of Cash Flows”, the Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents.

Loss Per Common Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. Diluted weighted average number of shares outstanding is the basis weighted average number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. On April 5, 2010, the Company issued 499,000 shares at par value for $499. Net loss per share for three months ended May 31, 2010 is $0.07 and net loss per share since inception is $0.09.

Deferred Income Taxes

The Company accounts for income taxes in accordance with ASC 740 which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  In Addition, ASC 740 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

Note 2 - Summary of Significant Accounting Policies (Continued)

Fair Value Of Financial Instruments

The Company adopted the Financial Accounting Standards Board Fair Value Measurements, as it applies to its financial statements. This standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date in the principal or most advantageous market. The standard establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. The standard requires the utilization of the lowest possible level of input to determine fair value. Level 1 inputs include quoted market prices in an active market for identical assets or liabilities. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 2 inputs include quoted market prices for similar assets or liabilities, quoted market prices in an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data.

The carrying value of current assets and liabilities approximates fair value due to the short period of time to maturity. The carrying amount of notes payable approximate their fair value, using level three inputs.

Use Of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

The Company follows the accrual method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At May 31, 2010, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements would have a material effect on these accompanying financial statements, if adopted.

 Note 3 – Going Concern

The Company’s financial statements have been prepared on a going concern basis that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not established any source of revenue to cover its operating costs. The Company has incurred losses since inception resulting in an accumulated deficit during the development stage of $26,531 as of May 31, 2010. If the Company is unable to obtain revenue producing contracts or financing, or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 4 – Income Taxes

There is no provision for income taxes for the period ended May 31, 2010 as the Company is a development stage enterprise and has incurred losses. At May 31, 2010 the Company had a net operating loss carryover of $26,531 available to reduce future taxable income and due to uncertainties, about the future realization of this benefit provided a valuation allowance equal to the possible future benefit of $3,000.

Note 5 – Promissory Note Due to Related Party

On February 22, 2010, the Company entered into a loan agreement with ALLGLAD Limited, a related party in the amount of $12,000. This note is non interest bearing  and due on or before the earlier of (i) February 21, 2014 or (ii)  the date that the Maker (or a wholly owned subsidiary of the Maker) consummates a business combination with an operating company in a reverse merger or reverse takeover transaction or other transaction after which the Maker would cease to be a shell company.

On March 31, 2010, the Company entered into a loan agreement with ALLGLAD Limited, a related party in the amount of $20,000. This note is non interest bearing  and due on or before the earlier of (i) March 30, 2015 or (ii)  the date that the Maker (or a wholly owned subsidiary of the Maker) consummates a business combination with an operating company in a reverse merger or reverse takeover transaction or other transaction after which the Maker would cease to be a shell company..

Note 6 – Capital Stock

On April 5, 2010, the Company issued 499,000 shares of Common stock, par value $.001 per share for a purchase price of $.001 per share, for an aggregate purchase price of $499.

Note 7 – Subsequent Event

The Company has evaluated subsequent events through the time of the filing of this report on Form 10-Q for the period ended May 31, 2010, and there are no major subsequent events need to be disclosed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Post-Effective Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 6, 2010	Jago China Holding Limited

	By:	/s/ Yin Yin Shao
Yin Yin Shao
President, Treasurer and Secretary